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                                                                   EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the use in this Registration Statement of Cost-U-Less, Inc. on Form S-1 of our report dated April 4, 1996 (May 8, 1998 as to Notes 1, 6 and
7) on the consolidated financial statements of Cost-U-Less, Inc. as of December 31, 1995 and for the year then ended, appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the headings "Selected Consolidated Financial Data" and "Experts" in such Prospectus.

Seattle, Washington

  The above consent is on the form which will be signed by Deloitte & Touche LLP upon the consummation of a 1 for 3.38773 reverse stock split of common stock, which is to be effected prior to the effective date of the Prospectus assuming that, from April 4, 1996 (May 8, 1998 as to Notes 1, 6 and 7) to the date of such consummation, no other events have occurred that would affect our consent thereto.

/s/ DELOITTE & TOUCHE LLP

Seattle, Washington
May 12, 1998